Exhibit 10.1

GLOBAL RESOURCE FUND

Mr. Tom Lough
President
Colombia Goldfields, Ltd.
8 King Street East
Suite 208
Toronto, Ontario
M5C 1B5
Via Fax 416-361-0883

July 31, 2008

Dear Mr. Lough:

Reference is made to that certain Promissory Note (Bridge Loan Facility) dated February 8, 2008 (the "Note") evidencing a Bridge Loan of US$2,500,000 made by Global Resource Fund ("Lender") to Colombia Goldfields, Ltd. (the "Borrower"). All capitalized terms used herein not otherwise defined shall have the meanings ascribed thereto in the Note.

The Borrower has requested that the Maturity Date of the Note be extended from July 31, 2008 to September 30, 2008 (the "Extension") and the Lender is amenable to such Extension on the terms and conditions hereof.

Therefore, Borrower and Lender hereby agree:

  Borrower shall pay an extension fee of US$50,000 (the "Cash Fee") and 125,000 Borrower Common Shares (the "Shares"); the Cash Fee shall be payable on the Maturity Date or on such other date that the Note becomes due, whether by acceleration or prepayment or otherwise. The Shares shall be issued as soon as practical hereafter and shall be fully paid, non-assessable and freely tradeable; provided, however that if the Borrower is not permitted to issue freely tradeable Shares at this time, said Shares shall have piggy-back rights with the registration statement in place for the Borrower's currently pending equity raise.

  The Maturity Date is hereby extended to September 30, 2008

  All other terms and provisions of the Note and the Transaction Documents shall remain unchanged hereby and shall remain in full force and effect.

Borrower represents and warrants that:

  It has full power and authority, including Board approval, to enter into this letter agreement and to perform the terms hereof;

  There has been no Event of Default and no event or condition has occurred which with notice or the passage of time could become and Event of Default;

  Each of the representations and warranties made by it in the Transaction Documents remains true and accurate as at the date hereof.

Please acknowledge your consent and agreement hereto by executing where indicated below and returning the same to the undersigned.

Yours sincerely,

On behalf of GLOBAL RESOURCE FUND

Agreed

COLOMBIA GOLDFIELDS LTD.